                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                  Filed Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 30, 1998


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      Maryland                 1-12514                  84-1246585
  (State or Other            (Commission               (IRS Employer
  Jurisdiction of            File Number)           Identification No.)
   Incorporation)
--------------------------------------------------------------------------------


                        620 W. Germantown Pike, Suite 200
                      Plymouth Meeting, Pennsylvania 19462
               (Address of Principal Executive Offices)(Zip Code)


--------------------------------------------------------------------------------
               Registrant's telephone number, including area code:
                                 (610) 834-7950
--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

American Real Estate Investment Corporation (the "Company"), through American Real Estate Investment, L.P. (the "Operating Partnership"), a limited partnership of which the Company is the sole general partner and in which the Company will own an interest of approximately 48.98%, after the consummation of the acquisitions of the following properties:

I.       Szeles Portfolio:

On July 30, 1998, the Operating Partnership acquired a portfolio consisting of five Class A office buildings (the "Szeles Portfolio") aggregating 385,457 square feet for a purchase price of approximately $40,528,000, including closing costs, which was funded through the Company's $150 million revolving credit facility (the "Credit Facility") and cash proceeds generated from the sale of the Company's last remaining multi-family property (Quadrangles Village Apartments) which was sold in June 1998. As of June 30, 1998, the Szeles Portfolio was leased to 41 tenants. Aetna Life and Casualty occupies more than 10% of the total leasable square feet of the Szeles Portfolio.

The properties in the Szeles Portfolio are located throughout Southern and Eastern Pennsylvania as follows:


Property                                 Location                   Leaseable     June 30, 1998        Year
                                                                   Square Feet      Occupancy      Constructed
Winchester Plaza Corporate Center        3541 Winchester Road
                                         Allentown, PA                146,000          98%              1988

Hillside Corporate Center                5001 Louise Drive
                                         Mechanicsburg, PA             67,473          99%              1991

Corporate Center 15                      4900 Ritter Road
                                         Mechanicsburg, PA             55,074          99%              1988

Treeview Corporate Center                2 Meridian Boulevard
                                         Wyomissing, PA                64,069          96%              1991

Executive Park                           2001 State Hill Road
                                         Wyomissing, PA                52,841          88%              1979
                                                                      -------
                                                                      385,457
                                                                      -------
                                                                      -------



The sellers of the Szeles Portfolio, the Szeles Real Estate Development Company and the Szeles Investment Company, are parties unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price of these properties on the expected cash flow, physical condition, location, competitive advantages, existing tenancies, and opportunities to retain and attract additional tenants. The purchase price was determined through an arm's length negotiation between the Company and the sellers.

The following table set forth below shows certain information regarding rental rates and lease expirations for the Szeles Portfolio (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):

                                                                Percentage of      Annualized Rent     Annualized Rent
   Year of Lease     Number of Expiring   Square Footage of      Total Leased        of Expiring      Per Leased Square
    Expiration             Leases          Expiring Leases       Square Feet          Leases (1)      Foot of Expiring
   -------------     ------------------    ----------------      -----------          ----------           Leases
                                                                                                           ------
       1998                   6                   17,882             4.9%           $      276,974       $   15.49
       1999                   6                   44,866            12.2%                  688,111           15.34
       2000                   9                  202,444            55.2%                3,520,574           17.39
       2001                   8                   41,450            11.3%                  667,649           16.11
       2002                   4                   27,433             7.5%                  432,291           15.76
       2003                   2                    6,306             1.7%                  102,756           16.29
       2004                   0                      ---             0.0%                      ---          ---
       2005                   3                   21,431             5.8%                  373,548           17.43
       2006                   1                    1,925             0.5%                   32,032           16.64
       2007                   1                    2,030             0.6%                   38,256           18.85
    Thereafter                1                    1,078             0.3%                   18,177           16.86
                              -                    -----             ---                    ------           -----
   Total/Average             41                  366,845           100.0%           $    6,150,368       $   16.77
                             --                  -------           -----            --------------       ---------
                             --                  -------           -----            --------------       ---------




(1) Annualized Rent of Expiring Leases, as used above, represents the monthly contractual rental rate as of June 30, 1998 multiplied by twelve.



II.       ASW Property:

On August 7, 1998, the Operating Partnership acquired an industrial building totaling 255,000 square feet located at 5555 Massillon Road in Green, Ohio, which was 100% leased as of June 30, 1998. The purchase price of $7,858,000, including closing costs, was funded by the Company's Credit Facility. As of June 30, 1998 the property was leased to two tenants, ASW Logistics, Inc. and GE Lighting. The property was purchased from ASW Properties, Ltd., a party unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price of these properties on the expected cash flow, physical condition, location, competitive advantages, existing tenancies, and opportunities to retain and attract additional tenants. The purchase price was determined through an arm's length negotiation between the Company and the seller.

The following table set forth below shows certain information regarding rental rates and lease expirations for the ASW Property (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


   Year of Lease     Number of Expiring   Square Footage of     Percentage of      Annualized Rent     Annualized Rent
    Expiration             Leases          Expiring Leases       Total Leased        of Expiring      Per Leased Square
                                                                 Square Feet          Leases (1)      Foot of Expiring
                                                                 -----------          ----------          Leases
                                                                                                          ------
       1998                   0                      ---             0.0%           $          ---       $  ---
       1999                   0                      ---             0.0%                      ---          ---
       2000                   0                      ---             0.0%                      ---          ---
       2001                   1                  105,000            41.2%                  367,500            3.50
       2002                   1                  150,000            58.8%                  540,000            3.60
                     ---------------      --------------      -----------         ----------------    ------------
   Total/Average              2                  255,000           100.0%           $      907,500       $    3.56
                              -                  -------           -----            --------------       ---------
                              -                  -------           -----            --------------       ---------



(1) Annualized Rent of Expiring Leases, as used here, represents the monthly contractual rental rate as of June 30, 1998 multiplied by twelve.

III.     Pioneer Portfolio:

As of the date of this filing, the Company has determined that it is probable that the Operating Partnership will acquire a portfolio of 11 office properties and one industrial property (the "Pioneer Portfolio") located in Northern New York state containing 804,344 leasable square feet. The Company anticipates closing on the Pioneer Portfolio in August 1998. As part of this transaction, the Company and the Operating Partnership have also agreed to acquire three additional office properties (One Park Place, Waterfront I and Waterfront II) which aggregate an additional 530,636 square feet. The closing of the acquisitions of One Park Place and Waterfront I are expected to occur in September 1998. Waterfront II is to be acquired upon the completion of its construction, which is expected in December 1998. The Company and its Operating Partnership also have the option to acquire two additional properties located in Rochester, New York. As of June 30, 1998, the Pioneer Portfolio was leased to 67 tenants. Niagara Mohawk, Inc. occupies more than 10% of the total leasable area of the Pioneer Portfolio. No assurance can be given that this transaction will be consummated as it is subject to various closing conditions. This transaction is subject to customary closing conditions and therefore can be no assurances the transaction will close or that if the transaction closes the Pioneer Portfolio will perform as expected.

The purchase price of the Pioneer Portfolio, including closing costs and the purchase price of One Park Place, and Waterfront I and II totals approximately $131,401,000, including closing costs, and will be funded through from the Company's Credit Facility, $16,325,000 of assumed indebtedness and the issuance of 1,626,794 units of limited partnership interest in the Operating Partnership. In addition, the Company may issue up to approximately 720,000 shares of its Common Stock to a lender as partial repayment of certain of the indebtedness encumbering certain of the properties. The price at which the shares will be issued has not yet been determined.

The sellers of the Pioneer Portfolio consist of various entities affiliated with Pioneer Development Company, LLC, and Michael J. Falcone, both parties unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price of the Pioneer Portfolio on the expected cash flow, physical condition, location, competitive advantage, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's length negotiation between the Company and the sellers. After the consummation of this transaction, Michael J. Falcone will become a director of the Company.

The following table contains a brief description of the properties to be acquired:


Property Name                            Location                                Leaseable     June 30, 1998         Year
                                                                                Square Feet      Occupancy       Constructed

5000 Campuswood Drive                    East Syracuse, NY                          32,636          94%              1988

5010 Campuswood Drive                    East Syracuse, NY                          72,412          92%              1989

5009 Campuswood Drive                    East Syracuse, NY                           6,584          100%             1989

5015 Campuswood Drive                    East Syracuse, NY                          99,476          100%             1991

One Apollo Drive                         Glen Falls, NY                            158,000          100%             1992

400 West Division Street                 Syracuse, NY                               38,051          85%              1992

250 South Clinton Street                 Syracuse, NY                              183,206          99%              1991

507 Plum Street                          Syracuse, NY                               71,449          100%             1991

308 Maltbie Street                       Syracuse, NY                               26,221          44%              1992

1045 James Street                        Syracuse, NY                               50,000          100%             1992

One Clinton Square                       Syracuse, NY                               39,609          100%             1991

One Park Place (1)                       Syracuse, NY                              290,278          79%              1981

125 Indigo Creek Drive                   Greece, NY                                 26,700          100%             1992

Waterfront I (1)                         50-60 Lakefront Boulevard
                                         Buffalo, NY                               140,358          99%              1982

Waterfront II (2)                        40 LaRiviere Drive
                                         Buffalo, NY                               100,000          100%             N/A
                                                                               ===============
                                                                                 1,334,980
                                                                               ===============



         (1) The acquisition of the properties is not anticipated to be consummated until September 1998.

         (2) As part of the transaction to acquire the Pioneer Portfolio, the Operating Partnership will purchase this property which is under construction and is expected to contain 100,000 leasable square feet upon completion. This property acquisition is anticipated to occur in December 1998.

The following table set forth below shows certain information regarding rental rates and lease expirations for the Pioneer Portfolio including One Park Place and Waterfront I and II (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):



   Year of Lease     Number of Expiring   Square Footage of    Percentage of    Annualized Rent of     Annualized Rent
    Expiration             Leases          Expiring Leases     Total Leased          Expiring         Per Leased Square
                                                                Square Feet         Leases (1)        Foot of Expiring
                                                                                                            Leases
       1998                   6                   33,311             2.6%        $      509,187          $   15.29
       1999                  10                   56,879             4.5%               898,084              15.79
       2000                   9                  165,724            13.1%             2,649,491              15.99
       2001                  12                  306,040            24.3%             5,413,380              17.69
       2002                   4                   25,019             2.0%               377,196              15.08
       2003                   9                  178,772            14.2%             2,809,078              15.71
       2004                   5                   94,694             7.5%             1,552,394              16.39
       2005                   4                   37,492             3.0%               608,579              16.23
       2006                   2                   53,499             4.2%               832,000              15.55
       2007                   1                   12,396             1.0%               210,856              17.01
    Thereafter                5                  297,721            23.6%             2,938,478               9.87
                     ---------------      --------------      ---------------- ----------------       ------------
   Total/Average             67                1,261,547           100.0%        $   18,798,723          $   14.90
                             --                ---------           -----         --------------          ---------
                             --                ---------           -----         --------------          ---------



(1) Annualized Rent of Expiring Leases, as used here, represents the monthly contractual rental rate as of June 30, 1998 multiplied by twelve.


ITEM 5.  OTHER EVENTS

         On August 10, 1998 the Company announced in a press release attached hereto as Exhibit 99.1 and incorporated herein by reference its hiring of Timothy A. Peterson as Senior Vice President and Chief Financial Officer. Mr. Peterson was previously employed by Post Properties, Inc., where he has held a variety of positions since 1989, including his current responsibility as Executive Vice President of Finance.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  The audited statements of revenue and certain operating expenses of the Szeles Portfolio, the ASW Property, and the Pioneer Portfolio for the year ended December 31, 1997 and the three month period ended March 31, 1998 (unaudited) are included beginning on pages F-18, F-22, and F-26, respectively.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Unaudited pro forma condensed financial information which reflects the Company's acquisition of the Szeles Portfolio, the ASW Property and the Pioneer Portfolio as of and for the year ended December 31, 1997 and the three month period ended March 31, 1998 are included on pages F-6 to F-17.

         (c)       EXHIBITS

                  10.1 Agreement of Sale and Purchase between American Real Estate Investment, L.P. and ASW Properties, Ltd. along with First, Second and Third Amendments to Agreement of Sale and Purchase

                  10.2 Purchase and Sale Agreement between American Real Estate Investment, L.P. and Szeles Real Estate Development Company and Szeles Investment Company

                  10.3 Contribution Agreement between American Real Estate Investment, L.P., American Real Estate Investment Corporation and Pioneer Properties Company of Clinton Square, Waterfront Associates, Pioneer Indigo One Company, Pioneer Franklin Square Company, 1045 James Street Company, Pioneer Apollo Drive Company, Pioneer Park One Company, Pioneer Clinton Street Company, Pioneer Maltbie Company, 5010 Campuswood Company, 5015 Campuswood Company, 400 West Division Company, Pioneer Day Care Company, and Pioneer Management Services Company, LLC

                  10.4 Employment Agreement, dated as of August 15, 1998, between American Real Estate Investment Corporation and Timothy A. Peterson

                  99.1     Press release dated August 10, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           AMERICAN REAL ESTATE INVESTMENT
                                           CORPORATION


    Date:    August 13, 1998           By  /s/ Jeffrey E. Kelter
                                           ---------------------
                                           Jeffrey E. Kelter
                                           President

    Date:    August 13, 1998           By: /s/ Timothy E. McKenna
                                           ----------------------
                                           Timothy E. McKenna
                                           Treasurer
                                           (Principal Financial and Accounting
                                            Officer)

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                                      INDEX


I.       UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
         FINANCIAL INFORMATION

               Pro Forma Condensed Consolidating Balance Sheet as of March 31, 1998..........................F-3
               Pro Forma Condensed Consolidating Statement of Operations for the
               three month period ended March 31, 1998.......................................................F-4
               Pro Forma Condensed Consolidating Statement of Operations for the
               year ended December 31, 1997..................................................................F-5
               Notes to Management's Assumptions to Unaudited Pro Forma
               Condensed Consolidating Financial Information.................................................F-6


II.       SZELES PORTFOLIO
               Report of Independent Public Accountants.....................................................F-18
               Statement of Revenue and Certain Expenses for the three month period ended March 31, 1998 (unaudited) and year ended
               December 31, 1997............................................................................F-19
               Notes to Statement of Revenue and Certain Expenses...........................................F-20

III.      ASW PROPERTY
               Report of Independent Public Accountants.....................................................F-22
               Statement of Revenue and Certain Expenses for the three month period ended March 31, 1998 (unaudited) and year ended
               December 31, 1997............................................................................F-23
               Notes to Statement of Revenue and Certain Expenses...........................................F-24

IV.      PIONEER PORTFOLIO
               Report of Independent Public Accountants.....................................................F-26
               Statement of Revenue and Certain Expenses for the three month period ended March 31, 1998 (unaudited) and year ended
               December 31, 1997.............................................................................F-27
               Notes to Statement of Revenue and Certain Expenses............................................F-28



                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

The following sets forth the unaudited pro forma condensed consolidating balance sheet at March 31, 1998 and the unaudited pro forma condensed consolidating statements of operations for American Real Estate Investment Corporation (the "Company") for the three months ended March 31, 1998 and the year ended December 31, 1997.

The pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those acquisitions deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma consolidating financial information is presented as if the following events occurred on March 31, 1998 for balance sheet purposes, on January 1, 1997 for purposes of the statement of operations:

- The Company acquired the properties described in Note 1 to these pro forma financial statements

- The Quadrangles Village Apartments, Americana Lakewood Apartments and Other Property Dispositions. On June 24, 1998, the Company sold Quadrangles Village Apartments, a 510-unit apartment building located in Tempe, Arizona for approximately $26,500,000. On January 9, 1998, the Company consummated the sale of a 300-unit multi-family residential property known as Americana Lakewood Apartments located in the metropolitan Denver area for a gross sales price of $15,066,000. During 1997, the Company also sold three other directly owned and one indirectly owned multi-family residential properties (Timberleaf, Sedona, International and Emerald Point).

- The Szeles Portfolio. On July 30, 1998, the Operating Partnership acquired a portfolio consisting of five Class A office buildings located in Pennsylvania totaling approximately 385,000 square feet for a purchase price of $40,528,000, including closing costs.

- The ASW Property. On August 7, 1998, the Operating Partnership acquired an industrial building which totals 255,000 square feet, located in Green, Ohio for a purchase price of $7,858,000, including closing costs.

- The Pioneer Portfolio. In August 1998, the Operating Partnership will acquire 11 office buildings and one industrial facility located in Northern New York. The portfolio has aggregate rental space of approximately 1,334,980 square feet including three office buildings (One Park Place and Waterfront I and II) which will be acquired by the Company in September 1998 (One Park Place and Waterfront I) and December 1998 (Waterfront II).

All of the above acquisition transactions were accounted for in the proforma financial statements using the purchase method of accounting.

This unaudited pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 which are incorporated by reference.

The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions discussed above been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations of the Company. In management's opinion, all adjustments consisting of normal recurring adjustments necessary to reflect the effects of the transactions have been made.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

      PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET--AS OF MARCH 31, 1998

           (Unaudited--in thousands, except share and per share data)




                          The                                                 1998                                           The
                        Company         Property         The Company,        Property          Private        Pro Forma    Company
                       Historical     Disposition (A)    As Adjusted      Acquisitions (B)   Placement (C)   Adjustments   Pro Forma
                       ----------     ---------------    -----------      ----------------   -------------   -----------   ---------

Assets
Investments in         $  206,921      $  (21,207)      $  185,714      $   250,560       $                $              $ 436,274
real estate, net
Investment in               1,867                            1,867                                                            1,867
direct financing
lease
Investment in               4,728                            4,728                                                            4,728
management company

Cash and cash               2,994          10,251           13,245          (12,886)                                            359
equivalents

Restricted cash             1,217                            1,217                                                            1,217
Accounts receivable           580                              580                                                              580
Other assets, net           2,436                            2,436                                                            2,436
                       ----------       ----------      ----------      -----------       --------         --------        --------

Total assets           $  220,743       $  (10,956)     $  209,787      $   237,674       $                $               $447,461
                       ----------       ----------      ----------      -----------       --------         --------        --------
                       ----------       ----------      ----------      -----------       --------         --------        --------

Liabilities and Shareholders' Equity Liabilities:

   Mortgage notes      $  118,343      $  (16,199)      $  102,144      $   188,344       $(17,440)        $               $273,048
payable and
revolving
credit facility
   Accrued                  3,776                            3,776                                                            3,776
expenses and other
liabilities

Minority interest          41,225           2,203           43,428           49,330                          (5,699) (D)     87,059

Shareholders'
equity:
   Common stock                 5                                5                               2                                7
   Warrants                   685                              685                                                              685
   Additional              53,506                           53,506                          17,438            5,699 (D)      76,643
paid-in capital

Cumulative net income       8,011           3,040           11,051                                                           11,051
Cumulative dividends       (4,808)                          (4,808)                                                          (4,808)
                       ----------     -----------       ----------     -----------       ---------         --------       ---------
   Total shareholders'
     equity                57,399           3,040           60,439                          17,440                           83,578
                       ----------     -----------       ----------     -----------       ---------         --------       ---------

   Total liabilities
     and shareholders'
     equity            $  220,743      $  (10,956)      $  209,787      $   237,674       $                $               $447,461
                       ----------     -----------       ----------     ------------      ---------         --------        --------
                       ----------     -----------       ----------     ------------      ---------         --------        --------




                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998

           (Unaudited--in thousands, except Share and Per Share Data)



                                            The
                                          Company           1998          The Company,
                                        Historical    Dispositions (a)     As Adjusted
                                        ----------    ------ ---------    - ----------
REVENUE:
   Minimum rent                         $   5,263        $   (965)         $    4,298
   Tenant reimbursements and other                                                444
      income                                  478             (34)
                                        ---------        ---------         ----------
         Total revenue                      5,741            (999)              4,742

OPERATING EXPENSES:
   Property operating expenses                942            (282)                660
   General and administrative                 160             (16)                144
   Interest                                 1,915            (298)              1,617
   Depreciation                               932              (5)                927
                                        ---------      -----------       ------------
         Total operating expenses           3,949            (601)              3,348

EQUITY IN EARNINGS (LOSSES) FROM             (162)                               (162)
   INVESTMENT IN  MANAGEMENT COMPANY

MINORITY INTEREST                          (3,617)                             (3,617)

GAINS ON SALE OF PROPERTY                   6,880          (6,880)
                                        ---------        ---------         ----------
NET INCOME (LOSS)                       $   4,893        $ (7,278)         $   (2,385)
                                        =========        =========         ===========

BASIC EARNINGS PER SHARE                $       .90
                                         ==========

DILUTED EARNINGS PER SHARE              $       .87
                                         ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
   - BASIC                              5,446,278
                                        =========

WEIGHTED AVERAGE SHARES OUTSTANDING
   - DILUTED                            9,802,235
                                        =========



                                                1998           Private      Pro Forma        The Company
                                          Acquisitions (b)  Placement(c)   Adjustments        Pro Forma
                                          ----------------  ------------   -----------       ------------
REVENUE:
   Minimum rent                           $     8,901       $              $                 $    13,199
   Tenant reimbursements and other              1,067                                              1,511
      income                              ----------        ---------      ----------        -----------

         Total revenue                          9,968                                             14,710

OPERATING EXPENSES:
   Property operating expenses                  2,676                                              3,336
   General and administrative                                                     200 (d)            344
   Interest                                     3,930             (316)                            5,231
   Depreciation                                 1,601                                              2,528
                                          -----------       ----------     ----------        -----------
         Total operating expenses               8,207             (316)           200             11,439

EQUITY IN EARNINGS (LOSSES) FROM                                                                    (162)
   INVESTMENT IN  MANAGEMENT COMPANY

MINORITY INTEREST                                                               2,031 (e)         (1,586)

GAINS ON SALE OF PROPERTY
      income                              ----------        ---------      ----------        -----------

NET INCOME (LOSS)                         $     1,761       $      316     $    1,831        $     1,523
                                          ===========       ==========     ==========        ===========

BASIC EARNINGS PER SHARE                                                                     $        .23
                                                                                             ============

DILUTED EARNINGS PER SHARE                                                                   $        .22
                                                                                             ============

WEIGHTED AVERAGE SHARES OUTSTANDING
   - BASIC                                                                                     6,538,329
                                                                                             ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
   - DILUTED                                                                                  13,884,020
                                                                                             ===========

   The accompanying notes and management's assumptions are an integral part of this statement.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                        FOR YEAR ENDED DECEMBER 31, 1997

           (Unaudited--in thousands, except Share and Per Share Data)



                                        The            1997            1997                           1998            1998
                                      Company      Dispositions    Acquisitions                  Dispositions    Acquisitions
                                     Historical         (a)             (b)          Subtotal         (c)             (d)
                                     ----------    ------------    ------------      ---------   ------------    ------------
REVENUE:
   Minimum rent                      $   7,732       $  (1,457)     $  12,499        $  18,774     $  (5,738)      $  39,239
   Tenant reimbursements and
other                                      465                          1,498            1,963           (96)          4,541
                                     ---------     -----------      ---------        ---------     ----------      ---------
      income
         Total revenue                   8,197          (1,457)        13,997           20,737        (5,834)         43,780

OPERATING EXPENSES:
   Property operating expenses           3,112            (895)         2,380            4,597        (2,072)         10,526
   General and administrative              732                                             732
   Buyout of employment agreements,
    Warrants and options                 3,203                                           3,203

expense
   Interest                              3,134            (845)         4,582            6,871        (2,011)         17,324
   Depreciation and amortization           909            (158)         2,619            3,370          (819)          7,209
                                     ---------       ----------     ---------        ---------     ----------      ---------
         Total Operating expenses       11,090          (1,898)         9,581           18,773        (4,902)         35,059


EQUITY IN EARNINGS FROM
INVESTMENT
   IN PARTNERSHIP AND MANAGEMENT           404            (436)          (392)            (424)
   COMPANY

MINORITY INTEREST                         (876)                                           (876)

GAINS ON SALES OF PROPERTY               4,608          (4,608)
                                     ---------       ----------     ---------        ---------     ----------      ---------

NET INCOME (LOSS)                    $   1,243       $  (4,603)     $   4,024        $     664     $    (932)      $   8,721
                                     =========       ==========     =========        =========     ==========      =========

BASIC EARNINGS (LOSS) PER SHARE      $     0.92
                                     ==========
DILUTED EARNINGS (LOSS) PER SHARE    $     0.88
                                     ==========

WEIGHTED AVERAGE SHARES
   OUTSTANDING - BASIC               1,347,297
                                   ===========
WEIGHTED AVERAGE SHARES
   OUTSTANDING - DILUTED             2,404,004
                                   ===========



                                                          Other
                                          Private       Pro Forma    The Company
                                       Placement (e)   Adjustments    Pro Forma
                                       -------------   -----------   -----------
REVENUE:
   Minimum rent                        $              $              $   52,275
   Tenant reimbursements and
other                                                                     6,408
                                       ---------      ---------      ----------
      income
         Total revenue                                                   58,683

OPERATING EXPENSES:
   Property operating expenses                                           13,051
   General and administrative                               850 (f)       1,582
   Buyout of employment agreements,
      Warrants and options                               (3,203)
expense
   Interest                               (1,264)                        20,920
   Depreciation and amortization                                          9,760
                                       ---------      ---------      ----------
         Total Operating expenses         (1,264)        (2,353)         45,313


EQUITY IN EARNINGS FROM
INVESTMENT
   IN PARTNERSHIP AND MANAGEMENT                                           (424)
   COMPANY

MINORITY INTEREST                                        (5,729) (h)     (6,605)

GAINS ON SALES OF PROPERTY

                                       ---------      ---------      ----------
NET INCOME (LOSS)                      $   1,264      $  (3,376)     $    6,341
                                       =========      ==========     ==========

BASIC EARNINGS (LOSS) PER SHARE                                      $      .98
                                                                     ==========
DILUTED EARNINGS (LOSS) PER SHARE                                    $      .96
                                                                     ==========

WEIGHTED AVERAGE SHARES
   OUTSTANDING - BASIC                                                6,455,332
                                                                   ============
WEIGHTED AVERAGE SHARES
   OUTSTANDING - DILUTED                                             13,503,336
                                                                   ============









                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION


1.       BASIS OF PRESENTATION

         American Real Estate Investment Corporation (the "Company") is a self-administered and self-managed equity real estate investment trust which was organized in the state of Maryland. As of August 11, 1998, the Company owned 55 properties. All but five of the properties are owned directly or indirectly by American Real Estate Investment, L.P. (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and as of March 31, 1998 and August 11, 1998, owned approximately 58% and 55.68% of the Operating Partnership, respectively.

         These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the McBride Portfolio, Penn Square Properties, Inc., the Moran Acquisition Properties, the Northfield Acquisition Properties, the Loew Acquisition Properties, 101 Commerce Drive, the GATX Properties, the Double M Development Properties, the Galesi Properties, the Fed One Industrial Portfolio, the ASW Property, the Szeles Portfolio, and the Pioneer Portfolio. In management's opinion, all adjustments necessary to reflect the acquisitions of the McBride Portfolio, Penn Square Properties, Inc., the Moran Acquisition Properties, the Northfield Acquisition Properties, the Loew Acquisition Properties, 101 Commerce Drive, the GATX Properties, the Double M Development Properties, the Galesi Properties, the Fed One Industrial Portfolio, the ASW Property, the Szeles Portfolio, the Pioneer Portfolio and the 1998 Private Placement by the Company have been made. The operating results reflected herein include the historical results and related pro forma adjustments to reflect the period January 1, 1997, through the earlier of the respective acquisition date or March 31, 1998 or December 31, 1997. Operating results from those dates forward are included in the historical results of the Company.

2.       ADJUSTMENTS TO PRO FORMA CONSOLIDATING BALANCE SHEET

(A) Reflects the Company's sale on June 24, 1998 of the Quadrangles Village Apartments, a 510-unit apartment building located in Tempe, Arizona for approximately $26,500,000. The sale resulted in a gain of approximately $5,100,000 and net proceeds to the Company of approximately $10,251,000.

(B) Reflects the Company's recent property acquisitions as follows:

                                              Cost                            Consideration
                                         ----------------     --------------------------------------------
Acquisition                                                       Credit
                                                                 Facility         Operating
                                           Total Purchase     Borrowings and     Partnership
                                                Price         Mortgage Debt         Units          Cash
                                           --------------     --------------   -------------   -----------
The Galesi Portfolio                       $      59,035        $   36,547     $     22,488
The Fed One Industrial Portfolio                  11,738            11,738
Szeles Portfolio                                  40,528            31,000                          9,528
ASW Property                                       7,858             7,500                            358
Pioneer Portfolio                                131,401           101,559           26,842         3,000
                                           -------------      --------------   ------------   -----------
         TOTAL                             $     250,560        $  188,344     $     49,330   $    12,886
                                           =============      ==============   ============   ===========


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



(C) Reflects the Company's Private Placement on July 9, 1998 for $18,018,841 and the use of net proceeds of $17,440,000 to repay indebtedness under the Credit Facility. The Company issued 1,092,051 shares at a price of $16.50. This price may be subject to future adjustment under the terms of the Subscription Agreements based upon the price of the Company's Common Stock on the earlier of the first business day after the first anniversary of the Closing or the first business day after a Liquidating Event, as defined in the Subscription Agreements.

(D) Adjustment to reflect the Company's 48.98% ownership of the Operating Partnership after consummation of the Pioneer Portfolio acquisition.

 3. ADJUSTMENTS TO PROFORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
         ----------------------------------------------------------

(a)      1998 DISPOSITIONS

         Since January 1, 1998, the Company has sold two multi-family properties. This adjustment affects the elimination of the impact on the March 31, 1998 statement of operations for these property dispositions.

         SALE OF AMERICANA LAKEWOOD

         On January 9, 1998, the Company sold a 300-unit multi-family residential property known as Americana Lakewood Apartments, located in the metropolitan Denver area, for a gross sales price of $15,066,000, which resulted in a gain of $6,880,000.

         SALE OF THE QUADRANGLES VILLAGE APARTMENTS

         On June 24, 1998, the Company sold the Quadrangles Village Apartments for approximately $26,500,000.


                                                              Americana        Quadrangles
                                                               Lakewood          Village
                                                              Apartments       Apartments          Total
                                                            ------------      -------------   ------------
            REVENUE:
              Minimum rent                                  $         48       $       917     $       965
              Tenant reimbursements and other income                                    34              34
                                                            ------------       -----------     -----------
                       Total revenue                                  48               951             999

            OPERATING EXPENSES:
              Property operating expenses                             19               263             282
              General and administrative                                                16              16
              Interest                                                20               278             298
              Depreciation and amortization                            5                                 5
                                                            ------------       -----------     -----------
                       Total operating expenses                       44               557             601
                                                            ------------       -----------     -----------
            NET INCOME                                      $          4       $       394     $       398
                                                             ===========        ==========      ==========


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



         (b)      1998 ACQUISITIONS
                  This adjustment reflects the pro forma effects of the following acquisitions consummated since January 1, 1998:

                  FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                       REVENUE
                                    -----------------------------------------------
Acquisition                                              Tenant
-----------                                         Reimbursements
                                                          and
                                     Minimum Rent     Other Income           Total
                                     ------------    -------------           -----
101 Commerce Drive                  $        61      $                $        61
One Phillips Drive                           26                3               29
GATX Properties                             423                               423
Double M Development Properties             350               78              428
The Galesi Properties                     1,410              424            1,834
Fed One Properties                          426                4              430
Szeles Portfolio                          1,608               19            1,627
ASW Facility                                198                2              200
Pioneer Properties                        4,399              537            4,936
Proforma adjustments
                                    -----------      -----------      -----------
         TOTAL                      $     8,901      $     1,067      $     9,968
                                    ===========      ===========      ===========



                                                                        OPERATING EXPENSES
                                    -----------------------------------------------------------------------------------------
                                      Property        General                      Depreciation         Total
                                    Operating And        and         Interest           and           Operating
Acquisition                         Other Expenses  Administrative  Expense (1)   Amortization (2)     Expenses     Subtotal
-----------                         --------------  --------------  -----------   ----------------    ---------     --------
101 Commerce Drive                   $               $              $              $                   $             $   61
One Phillips Drive                            3                                                           3              26
GATX Properties                                                                                                         423
Double M Development Properties             109                                                           109           319
The Galesi Properties                       488                                                           488         1,346
Fed One Properties                           21                                                            21           409
Szeles Portfolio                            453                                                           453         1,174
ASW Facility                                 18                                                            18           182
Pioneer Properties                        1,584                                                         1,584         3,352
Proforma adjustments                                                      3,930        1,601            5,531        (5,531)
                                     ----------      -----------    -----------   ----------       ----------    -----------
         TOTAL                       $    2,676      $              $     3,930   $    1,601       $    8,207    $    1,761
                                     ==========      ===========    ===========   ==========       ==========    ==========

               Footnote explanations appear on the following page.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



         Footnotes to 1998 Acquisitions:

         (1)     To record interest expense on mortgage indebtedness as follows:

                                                         Mortgage Amount            Interest Rate (%)
                                                         ---------------            -----------------
                    101 Commerce Drive                     $     17,000                    7.03%
                    One Philips Drive                             7,500                    7.03%
                    GATX Properties                               8,433                    7.71%
                    Double M Development Properties               9,357                    7.71%
                    Galesi Portfolio                             18,036               8.33% to 8.68%
                    Galesi Portfolio                             18,511                    7.25%
                    Fed One Industrial Properties                11,738                    7.25%
                    Szeles Portfolio                             31,000                    7.25%
                    ASW Property                                  7,500                    7.25%
                    Pioneer Portfolio                            81,251                    7.25%
                    Pioneer Portfolio                             3,405                    9.68%
                    Pioneer Portfolio                             2,120                  10.125%
                    Pioneer Portfolio                            10,800                    8.75%
                    Pioneer Portfolio                             3,983                    7.50%



         (2) To record depreciation on assets acquired and transaction costs capitalized over a useful life of 35 years.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



(c) Represents interest expense savings from repayment of the Credit Facility upon the application of the net proceeds from Private Placement.

(d) To reflect additional general and administrative expense associated with the Company's on-going management of the acquired properties.

(e) To adjust the minority interest's share of income in the Operating Partnership. The Company owns approximately 48.98% of the Operating Partnership after the consummation of the Pioneer Portfolio transaction. The adjustment to record the income effect of the minority interest share for the three months ended March 31, 1998 in the pro forma statement of operations was computed as follows:

Pro forma Revenue                                        $        14,710

Pro forma Operating Expenses                                      11,439

Pro forma Equity in Loss from equity investment                     (162)
                                                         ----------------

Pro forma Income before Minority Interest                $         3,109
                                                         ===============

Minority Interest (51.02%)                                         1,586

Minority Interest at March 31, 1998                                3,617
                                                         ---------------

Adjustment Required                                      $         2,031
                                                         ===============


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION



4. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     On February 28, 1997, the Company sold the 450-unit apartment complex known as the Timberleaf Apartments, which was constructed in 1972 and is located in Aurora, Colorado. The gross selling price for this property was approximately $9.1 million. On August 29, 1997, the Company sold the Sedona Apartments, a 276-unit apartment complex constructed in 1971 and located in Denver, Colorado. The property had been acquired by the Company upon its organization as a REIT in 1993. The selling price for the property was $9.2 million.

     On September 26, 1997, the Company sold its 50% general partner interest in Emerald Vista Associates, L.P., which owns the 456-unit apartment complex known as the Emerald Pointe Apartments located in San Diego County, California. The selling price for the general partnership interest was $2 million.

     The pro forma effects of these property sales are shown below for the year ended December 31, 1997.


     (a) To reflect the elimination of the statement of operations impact for the year ended December 31, 1997 for the multi-family residential properties, which were sold during 1997. The combined results for these properties are shown as follows:

     FOR THE YEAR ENDED DECEMBER 31, 1997:


                                                 Timberleaf          Sedona       Emerald Pointe        Total
                                                 ----------          ------       --------------        -----
       Revenue                                  $       364       $    1,093        $                $   1,457
       Operating Expenses:
         Property operating expenses                    274              621                               895
         General and administrative
         Interest                                        91              307              447              845
         Depreciation                                    45              162              (49)             158
                                                -----------       ----------        ----------       ---------
             Total operating expenses                   410            1,090              398            1,898
       Equity in earnings from                                                            436              436
         investment in partnership
       Gains on sales of property                       403            3,453              752            4,608
                                                -----------       ----------        ---------        ---------
       Net income                               $       357       $    3,456        $     790        $   4,603
                                                ===========       ==========        =========        =========


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


(b)      1997 ACQUISITIONS

         To reflect the acquisitions of the following properties which occurred during 1997:

         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


                                                     McBride           Penn Square
                                                    Portfolio          Properties             Dana              Loew
                                                   ----------          -----------       -----------       ----------
Revenue

    Minimum rents                                  $     9,310         $                    $     365        $    1,704
    Tenant reimbursements and other
    Income                                               1,098                                      7               245
                                                   -----------         -----------          ---------        ----------

    Total Revenue                                       10,408                                    372             1,949

Operating Expenses:
    Property operating and administrative                2,935                                      7               278
       expenses
    Depreciation and amortization
    Mortgage and bank loan interest
                                                   -----------         -----------          ---------        ----------

    Total operating expenses                             2,935                                      7               278

Equity in earnings from investment in
management company                                                            (392)
                                                   -----------         ------------         ---------        ----------

Net income (loss)                                  $     7,473         $      (392)         $     365        $    1,671
                                                   ===========         ============         =========        ==========


                                                                                            1997
                                                                       Pro Forma        Acquisitions
                                                    Northfield        Adjustments        Pro Forma
                                                  ------------       -------------      ------------
Revenue

    Minimum rents                                  $     1,120        $      ---         $   12,499
    Tenant reimbursements and other
    Income                                                 148                                1,498
                                                   -----------        ----------         ----------

    Total Revenue                                        1,268                               13,997

Operating Expenses:
    Property operating and administrative                  359            (1,199) (1)         2,380
       expenses
    Depreciation and amortization                                          2,619 (2)          2,619
    Mortgage and bank loan interest                                        4,582 (3)          4,582
                                                   -----------        --------------     ----------

    Total operating expenses                               359             6,002              9,581

Equity in earnings from investment in
management company                                                                             (392)
                                                   -----------        ----------         -----------

Net income (loss)                                  $       909        $   (6,002)        $    4,024
                                                   ===========        ===========        ==========


               Footnote explanations appear on the following page.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


Footnotes to 1997 Events:

(1) To eliminate non-recurring McBride general and administrative costs which will not be incurred as a result of the future operations of the McBride Portfolio by the Company


          - Property management fees                                          $          136
          - General and administrative expenses                                        1,063
                                                                              --------------
                                                                              $        1,199
                                                                              --------------
                                                                              --------------





(2) To record depreciation on assets acquired and transaction costs capitalized over a useful life of 35 years.

(3)      To record the following adjustments to interest expense:

          -    To record interest expense on the $45,000,000 of assumed       $       3,300
               McBride Portfolio debt at 7.71%

          -    To record amortization of $500,000 of deferred financing       $          48
               costs


          - To record interest expense on other indebtedness:


                                                         Principal          Interest Rate
                                                       -------------        -------------
                   Dana Building                       $       1,155           7.38%
                   Loew Properties                             2,875           8.25%
                   Loew Properties                             4,385           8.50%
                   Loew Properties                             3,358           8.50%
                   Northfield Properties                       3,500           7.25%


                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION



(c)      1998 DISPOSITIONS

         To reflect the sale in 1998 of the following multi-family assets:

         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


                                          Americana Lakewood    Quadrangles Village
                                              Apartments             Apartments            Total
                                           ----------------      -----------------       ---------
Revenues                                    $       2,200          $       3,538         $   5,738
Tenant reimbursements and other income                                        96                96
                                            -------------          -------------         ---------
                                                    2,200                  3,634             5,834
Operating expenses:
   Property operating expenses                        889                  1,183             2,072
   Interest                                           891                  1,120             2,011
   Depreciation and amortization                      233                    586               819
                                            -------------          -------------         ---------
   Total operating expenses                         2,013                  2,889             4,902
                                            -------------          -------------         ---------
Net Income                                  $         187          $         745         $     932
                                            =============          =============         =========



                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT



(d)      1998 ACQUISITIONS

         To reflect the following acquisitions which have occurred since January 1, 1998:

         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                                       REVENUE
                                    -----------------------------------------------
Acquisition/Offering                                    Tenant
--------------------                                Reimbursements
                                                          and
                                     Minimum Rent    Other Income           Total
                                     ------------   --------------          -----

101 Commerce Drive                  $    2,788       $         4       $    2,792
One Phillips Drive                       1,188               145            1,333
GATX Properties                          1,770                              1,770
Double M Development Properties          1,605               330            1,935
The Galesi Properties                    5,193             1,558            6,751
Fed One Properties                       1,633                22            1,655
Szeles Portfolio                         6,298                76            6,374
ASW Facility                               698                13              711
Pioneer Properties                      18,066             2,393           20,459
Proforma Adjustments
                                    ----------       -----------       ----------
                                    $   39,239       $     4,541       $   43,780
                                    ==========       ===========       ==========



                                                                 OPERATING EXPENSES
Acquisition/Offering                -----------------------------------------------------------------------------
--------------------                   Property        General                     Depreciation
                                    Operating And        and          Interest        and
                                    Other Expenses  Administrative  Expense (1)    Amortization          Total        Subtotal
                                    --------------  --------------  ----------     -----------           ----         -------
                                                                                         (2)
101 Commerce Drive
One Phillips Drive                    $              $               $               $                $             $    2,792
GATX Properties                             145                                                              145         1,188
Double M Development Properties                                                                                          1,770
The Galesi Properties                       359                                                              359         1,576
Fed One Properties                        1,707                                                            1,707         5,044
Szeles Portfolio                             82                                                               82         1,573
ASW Facility                              1,983                                                            1,983         4,391
Pioneer Properties                           76                                                               76           635
Proforma Adjustments                      6,174                                                            6,174        14,285
                                                                         17,324           7,209           24,533       (24,533)
                                      ---------      -----------     ----------      ----------       ----------    -----------
                                      $  10,526      $               $   17,324      $    7,209       $   35,059    $    8,721
                                      =========      ===========     ==========      ==========       ==========    ==========

               Footnote explanations appear on the following page.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT



Footnotes to 1998 Acquisitions:


(1)       To record interest expense on mortgage indebtedness as follows:


                                                               Mortgage Amount          Interest Rate

          101 Commerce Drive                                    $       17,000               7.03%
          One Philips Drive                                              7,500               7.03%
          GATX Properties                                                8,433               7.71%
          Double M Development Properties                                9,357               7.71%
          Galesi Portfolio                                              18,036           8.33 % to 8.68%
          Galesi Portfolio                                              18,511             7.25%
          Fed One Industrial Portfolio                                  11,738               7.25%
          Szeles Portfolio                                              31,000               7.25%
          ASW Facility                                                   7,500               7.25%
          Pioneer Portfolio                                             81,251               7.25%
          Pioneer Portfolio                                              3,405               9.68%
          Pioneer Portfolio                                              2,120             10.125%
          Pioneer Portfolio                                             10,800               8.75%
          Pioneer Portfolio                                              3,983               7.50%




(2) To record depreciation on assets acquired and transaction costs capitalized over a useful life of 35 years.



--------------------------------------------------------------------------------

(e) Represents interest expense savings from repayment of the Credit Facility upon the application of net proceeds from Private Placement.

(f) To reflect additional general and administrative expenses associated with the Company's on-going management of the acquired properties.

(g) To eliminate the pro forma effect of the non-recurring costs associated with the buyout of certain executives employment agreements and outstanding options and warrants in conjunction with the transactions which occurred on December 12, 1997, related to the Company's reorganization into an office and industrial real estate investment trust.

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED

               PRO FORMA CONDENSED CONSOLIDATING INCOME STATEMENT




(h) To adjust the minority interest's share of income in the Operating Partnership. The Company owns approximately 48.98% of the Operating Partnership after the consummation of the Pioneer Portfolio transaction. The adjustment to record the income effect of the minority interest share for the year ended December 31, 1997 in the pro forma statement of operations was computed as follows:

Proforma Revenue                                          $          58,683

Proforma Operating Expenses                                          45,313

Proforma Equity in Loss from Equity Investment                         (424)
                                                         -------------------

Proforma Income before Minority Interest                  $          12,946
                                                         ==================

Minority Interest (51.02%)                                $           6,605

Minority Interest at March 31, 1998                                     876
                                                         ------------------

Adjustment Required                                       $           5,729
                                                         ==================


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To American Real Estate Investment Corporation:

We have audited the accompanying combined statement of revenue and certain expenses of the Szeles Portfolio for the year ended December 31, 1997. This financial statement is the responsibility of the Portfolios' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of American Real Estate Investment Corporation as described in Note 1, and is not intended to be a complete presentation of the Portfolios' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Szeles Portfolio for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                               /s/ Arthur Andersen LLP


Philadelphia, Pa.,
   July 31, 1998

                                SZELES PORTFOLIO


          COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)






                                                  For the Three Months
                                                     Ended March 31,        For the Year Ended
                                                          1998               December 31, 1997
                                                  ----------------------   ----------------------
                                                       (unaudited)
REVENUE:
   Minimum rent (Note 2)                          $      1,608,000          $     6,298,000
   Tenant reimbursements                                    18,000                   72,000
   Other income                                              1,000                    4,000
                                                  ----------------          ---------------
         Total revenue                                   1,627,000                6,374,000
                                                  ----------------          ---------------
CERTAIN EXPENSES:
   Maintenance and other operating expenses                143,000                  754,000
   Utilities                                               185,000                  741,000
   Real estate taxes                                       125,000                  488,000
                                                  ----------------          ---------------
         Total certain expenses                            453,000                1,983,000
                                                  ----------------          ---------------
REVENUE IN EXCESS OF CERTAIN EXPENSES             $      1,174,000          $     4,391,000
                                                  ================          ===============



   The accompanying notes are an integral part of these financial statements.

                                SZELES PORTFOLIO

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1997

1.   BASIS OF PRESENTATION:

The combined statement of revenue and certain expenses reflects the operations of the Szeles Portfolio (the "Portfolio"), which includes five office buildings: two located in Wyomissing, Pennsylvania, two located in Mechanicsburg, Pennsylvania, and one located in Allentown, Pennsylvania. The Portfolio is expected to be acquired by American Real Estate Investment Corporation (the "Company") from Szeles Real Estate Development Co. (four buildings) and Szeles Investment Company (one building) (the "Sellers") in August of 1998. The Properties have an aggregate net rentable area of approximately 385,457 square feet (94% leased as of December 31, 1997). This combined statement of revenue and certain expenses is to be included in the Company's current report on Form 8-K, as the above-described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Properties are maintained on a cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Portfolio.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The combined statement of revenue and certain expenses for the three months ended March 31, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.

2.   OPERATING LEASES:

Minimum rent presented for the year ended December 31, 1997, includes straight-line adjustments for rental revenue recognition in accordance with generally accepted accounting principles. The aggregate rental revenue decrease resulting from the straight-line adjustments for the year ended December 31, 1997, was $24,000 and for the three months ended March 31, 1998 was $11,630.

The following tenants account for greater than 10% of annual minimum rent for the year ended December 31, 1997:


                                                        Annual
                Tenant                                Minimum Rent
                ------                                ------------
       Aetna Casualty & Surety Co.                $         776,000
       Aetna Life Insurance Co.                   $       2,538,000



The Portfolio is leased to tenants under operating leases with expiration dates extending to the year 2007. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1997, are as follows:

          1998                        $   6,183,000
          1999                            5,274,000
          2000                            3,213,000
          2001                            1,011,000
          2002                              216,000
          Thereafter                        474,000




Certain leases also include provisions requiring tenants to reimburse the Portfolio for operating expenses, taxes and utilities when the current year expenses exceed either a base year or the previous year's expense.

3.   RELATED PARTY TRANSACTIONS:

The Portfolio paid $29,000 for the year ended December 31, 1997 in lawn care services to an affiliate of the Sellers. No amounts were paid in the three month period ended March 31, 1998. These lawn care services are included in maintenance and other operating expenses in the accompanying statements.

The Portfolio paid $45,000 for the year ended December 31, 1997 in repairs and maintenance expenses to an affiliate of the Sellers. No amounts were paid in the three month period ended March 31, 1998. These repairs and maintenance expenses are included in maintenance and other operating expenses in the accompanying statements.

The Portfolio paid $32,000 in rent in 1997 to a related party as reimbursements for its costs to lease space in a building the affiliate owned. This rent expense in included in maintenance and other operating expenses in the accompanying statements.

 4.   SUBSEQUENT EVENTS:

American Real Estate Investment Corporation entered into a letter of intent on May 21, 1998 to purchase the Properties for a purchase price of approximately $40,528,000, including closing costs. This purchase price will be funded by the Company's revolving credit facility and cash proceeds received by the Company from the sale of Quadrangles Village Apartments, in June 1998.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To American Real Estate Investment Corporation:

We have audited the accompanying statement of revenue and certain expenses of the ASW Property for the year ended December 31, 1997. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of American Real Estate Investment Corporation, as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the ASW Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                   /s/ Arthur Andersen LLP


Philadelphia, Pa.,
   July 7, 1998

                                  ASW PROPERTY


               STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)



                                                    For the Three         For the Year
                                                      Months Ended            Ended
                                                    March 31, 1998      December 31, 1997
                                                     --------------     -----------------
                                                        (unaudited)
REVENUE:
   Minimum rent (Note 2)                             $       198,000     $       698,000
   Tenant reimbursements                                       2,000              13,000
                                                    ----------------    ----------------
         Total revenue                              $        200,000    $        711,000
                                                    ----------------    ----------------
CERTAIN EXPENSES:
   Maintenance and other operating expenses                    6,000              18,000
   Land lease expense                                          3,000              11,000
   Utilities                                                   1,000              15,000
   Real estate taxes                                           8,000              32,000
                                                    ----------------    ----------------
         Total certain expenses                               18,000              76,000
                                                    ----------------    ----------------
REVENUE IN EXCESS OF CERTAIN EXPENSES               $        182,000    $        635,000
                                                    ================    ================



   The accompanying notes are an integral part of these financial statements.

                                  ASW PROPERTY

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1997

1.   BASIS OF PRESENTATION:

The statements of revenue and certain expenses reflect the operations of the ASW Property (the "Property") located in Green, Ohio. The Property is expected to be acquired by American Real Estate Investment Corporation (the "Company") from ASW Properties, Ltd. ("ASW") in August 1998. The Property has an aggregate net rentable area of approximately 255,000 square feet (100% leased as of December 31, 1997). This statement of revenue and certain expenses is to be included in the Company's current report on Form 8-K, as the above-described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Property are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The statement of revenue and certain expenses for the three months ended March 31, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included.
The results of the interim periods are not necessarily indicative of the results for the full year.

2.   OPERATING LEASES:

Minimum rent presented for the year ended December 31, 1997 is recorded in accordance with generally accepted accounting principles.

The following tenants account for greater than 10% of annual minimum rent for the year ended December 31, 1997:


                  Tenant                      Minimum Rent
                  ------                      ------------
              ASW Logistics Inc.                 252,000
              GE Lighting                        540,000




The Property is leased to tenants under operating leases with expiration dates extending to the year 2002. ASW Logistics, Inc. lease is month-to-month and requires $21,000 in minimum rent on a monthly basis. Future minimum rentals under noncancelable operating leases, excluding ASW Logistics, Inc. monthly rent and tenant reimbursements of operating expenses as of December 31, 1997, are as follows:


                1998                             $ 540,000
                1999                               540,000
                2000                               540,000
                2001                               540,000
                2002                                90,000




Certain leases also include provisions requiring tenants to reimburse the Property for management costs and other operating expenses up to stipulated amounts.

3.   RELATED PARTY TRANSACTIONS:

A portion of the Property is leased to ASW Logistics Inc., an affiliate of ASW, for a monthly minimum rent of $21,000.

4.   COMMITMENTS:

The Property is obligated under a land lease agreement on the Property requiring minimum annual payments as follows:


               1998                             $11,000
               1999                              11,000
               2000                              11,000
               2001                              13,000
               2002                              13,000
               Thereafter                       464,000


 4.   SUBSEQUENT EVENT:

The Property is under a letter of intent to be purchased by the Company for approximately $7,858,000, including closing costs. The purchase will be funded by the Company's revolving credit facility.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Real Estate Investment Corporation:

We have audited the accompanying combined statement of revenue and certain expenses of the Pioneer Portfolio for the year ended December 31, 1997. This financial statement is the responsibility of the Portfolios' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of American Real Estate Investment Corporation, as described in Note 1, and is not intended to be a complete presentation of the Portfolios' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Pioneer Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                 /s/ Arthur Andersen LLP

Philadelphia, Pa.,
   July 6, 1998

                                PIONEER PORTFOLIO


          COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)





                                                   For the Three          For the
                                                   Months Ended          Year Ended
                                                     March 31,          December 31,
                                                       1998                 1997
                                               ----------------     ----------------
                                                    (Unaudited)
REVENUE:
   Minimum rent (Note 2)                          $   4,399,000      $    18,066,000
   Tenant reimbursements                                380,000            1,765,000
   Parking income                                       150,000              588,000
   Other income                                           7,000               40,000
                                               ----------------     ----------------
         Total revenue                                4,936,000           20,459,000
                                               ----------------     ----------------

CERTAIN EXPENSES:
   Maintenance and other operating expenses             606,000            2,369,000
   Parking expense                                      121,000              410,000
   Ground lease expense                                  26,000               89,000
   Utilities                                            427,000            1,756,000
   Real estate taxes                                    404,000            1,550,000
                                               ----------------     ----------------

         Total certain expenses                       1,584,000            6,174,000
                                               ----------------     ----------------

REVENUE IN EXCESS OF CERTAIN EXPENSES             $   3,352,000      $    14,285,000
                                                  =============      ===============




   The accompanying notes are an integral part of these financial statements.

                                PIONEER PORTFOLIO


        NOTES TO THE COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997



1.   BASIS OF PRESENTATION:

The combined statement of revenue and certain expenses reflects the combined operations of the Pioneer Portfolio (collectively the "Portfolio"). The Portfolio is expected to be acquired in August and September 1998 by American Real Estate Investment Corporation (the "Company") from various partnerships affiliated with the Pioneer Development Company LLC ("PDC"). The Portfolio consists of 11 properties in Syracuse, NY, one property in Buffalo, NY, one property in Greece, NY and one industrial property in Glenn Falls, NY. The Portfolio has an aggregate net rentable area of approximately 1,335,000 square feet (93% leased as of December 31, 1997). The expected purchase price is approximately $132 million, including closing costs. This combined statement of revenue and certain expenses is to be included in the Company's Current Report on Form 8-K, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Portfolio are maintained on a cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the future operations of the Portfolio.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The statement of revenue and certain expenses for the three months ended March 31, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included.
The results of the interim periods are not necessarily indicative of the results for the full year.

2.    OPERATING LEASES:

Minimum rent includes straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue decreases resulting from the straight-line adjustment for the year ended December 31, 1997 and the three months ended March 31, 1998 were $223,000 and $95,000 (unaudited), respectively.

One tenant, (Niagara Mohawk, Inc.) had rent payments in 1997, which exceeded 10% of the total minimum rent for 1997. This tenant's aggregate monthly rent payments were approximately $2,062,000.

At December 31, 1998, the Portfolio is leased to approximately 72 tenants under operating leases with expiration dates extending to the year 2006. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1997, are as follows:


                  1998                         $   16,840,000
                  1999                             16,044,000
                  2000                             14,944,000
                  2001                             10,681,000
                  2002                              6,620,000
                  Thereafter                       27,435,000




Certain leases also include provisions requiring tenants to reimburse the Portfolio for management costs and other operating expenses up to stipulated amounts.

3.   RELATED PARTY TRANSACTIONS:

PDC leases 20,126 square feet at 250 South Clinton Street as of December 31, 1997 for a minimum base rent of $418,000.

4.    COMMITMENTS:

The Portfolio is obligated under ground lease agreements for 1045 James Street and One Park Place requiring minimum annual payments through 2014 as follows:


                  1998                          $    105,000
                  1999                               105,000
                  2000                               105,000
                  2001                               105,000
                  2002                               109,000
                  Thereafter                       1,001,000



5.    SUBSEQUENT EVENT:

On April 30, 1998 the Company entered an agreement to acquire the Portfolio for a purchase price of approximately $132,000,000, including closing costs. Pursuant to the agreement, the Operating Partnership, will acquire __ office properties and one industrial property in August 1998 and two office properties in September of 1998, and one office property which is under construction which will not be completed until December 1998.

Under the terms of the agreement, the Portfolio will be contributed to American Real Estate Investment, L.P. (the `Operating Partnership") by partnerships affiliated with PDC in exchange for the issuance of 1,626,794 units of interest in the Operating Partnership, the assumption of approximately $16,000,000 of debt and cash payments of approximately $90,000,000 which will be funded primarily by the Company's revolving credit facility.

Pursuant to the agreement, the Company has an option to acquire two additional office properties located in Rochester, New York at a later date for approximately $30,000,000.